Exhibit 99.1

Franchise Group, Inc. Announces Full Exercise of Underwriters’ Option in Public Offering of Common Stock

ORLANDO, Fla., July 30, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) announced today the underwriters of its previously announced underwritten public offering have exercised in full their option to purchase an additional 630,000 shares of common stock at the public offering price of $23.25 per share, resulting in approximately $13.8 million of additional net proceeds, after underwriting discounts and offering expenses. The exercise of the option is expected to close on August 3, 2020, subject to customary closing conditions.

After giving effect to the full exercise of the option, the total number of shares of common stock sold by the Company in the offering increased to 4,830,000 shares and the estimated net proceeds after underwriting discounts and offering expenses are approximately $106 million. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

B. Riley FBR, Inc. served as the lead book-running manager in the offering. Stephens Inc. also served as a book-running manager in the offering. Barrington Research Associates, Inc., CJS Securities, Inc. and National Securities Corporation served as co-managers in the offering.

The offering of these securities is being made pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2020, and declared effective by the SEC on June 22, 2020. The offering may be made only by means of a prospectus and prospectus supplement. A final prospectus supplement and the accompanying base prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov or by contacting: B. Riley FBR, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, Attn: Prospectus Department, Email: prospectuses@brileyfbr.com, Telephone: (703) 312-9580.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Franchise Group, Inc.

Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands. Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe. On a combined basis, Franchise Group currently operates over 4,100 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including statements regarding the closing of the public offering and the net proceeds to be received by the Company. These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161